Exhibit 99.07

 Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended September			Year-to-Date September

	2010	2009	% Change	2010	2009	% Change

Consolidated –
Operating Revenues	$5,320	$4,682	13.6%	$13,685	$12,233	11.9%
Earnings Before Income Taxes	1,275	1,242	2.7%	2,796	2,272	23.1%
Net Income Available to Common	817	790	3.5%	1,822	1,394	30.7%

Alabama Power –
Operating Revenues	$1,706	$1,592	7.1%	$4,663	$4,298	8.5%
Earnings Before Income Taxes	427	426	0.4%	1,081	958	12.8%
Net Income Available to Common	260	262	-0.8%	652	584	11.6%

Georgia Power –
Operating Revenues	$2,628	$2,327	12.9%	$6,612	$5,967	10.8%
Earnings Before Income Taxes	648	608	6.6%	1,342	1,091	23.0%
Net Income Available to Common	420	388	8.3%	896	700	28.1%

Gulf Power –
Operating Revenues	$483	$378	28.0%	$1,243	$1,003	24.0%
Earnings Before Income Taxes	70	65	8.2%	165	140	18.1%
Net Income Available to Common	43	41	4.1%	101	90	11.7%

Mississippi Power –
Operating Revenues	$327	$331	-1.1%	$888	$886	0.2%
Earnings Before Income Taxes	53	58	-8.2%	103	122	-15.8%
Net Income Available to Common	34	35	-3.7%	64	75	-14.4%

Southern Power –
Operating Revenues	$357	$283	25.9%	$862	$745	15.6%
Earnings Before Income Taxes	93	108	-14.2%	157	205	-23.6%
Net Income Available to Common	62	67	-8.3%	106	126	-15.9%

Notes
-  Certain prior year data has been reclassified to conform with current year presentation.

-  Information contained in this report is subject to audit and adjustments.  Certain classifications may be different from final results published in the Form 10-Q.